UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014 (April 23, 2014)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting (the “Annual Meeting”) of BancorpSouth, Inc. (the “Company”) was held on April 23, 2014. Matters submitted at the Annual Meeting and the voting results thereof were as follows:

Proposal 1: Election of Directors. The shareholders of the Company elected each of Messrs. Hood, Perry and Turner as Class II director nominees nominated by the Company’s Board of Directors to serve until the 2017 annual meeting or until his earlier retirement by the following vote:

Director	For	Withheld	Broker Non-Votes
Warren A. Hood, Jr.	71,967,902	3,126,116	—
Alan W. Perry	69,522,338	5,571,680	—
Thomas H. Turner	74,412,792	681,226	—

The shareholders of the Company elected Messrs. Holliman and Lashlee as Class I director nominees nominated by the Company’s Board of Directors to serve until the 2015 annual meeting of shareholders or until his earlier retirement by the following vote:

Director	For	Withheld	Broker Non-Votes
W. G. Holliman, Jr.	69,455,722	5,638,296	—
Turner O. Lashlee	73,979,617	1,114,400	—

Proposal 2: Advisory Vote on Executive Compensation. The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers, as defined in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2014, by the following vote:

For	Against	Abstain	Broker Non-Votes
71,518,514	2,627,570	947,934	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman Executive Vice President and Corporate Secretary

Date: April 28, 2014